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                First Allmerica Financial Life Insurance Company


I, Abigail M. Armstrong, Secretary and Counsel of First Allmerica Financial Life Insurance Company ("Company"), do hereby certify and attest that the following is a true copy of a vote of the Board of Directors of the Company on June 13, 1996, that said vote has not been amended or repealed and is in full force and effect as of the date hereof.


Whereas, the Company may from time-to-time desire to issue variable annuity contracts, variable life contracts, or other contracts ("Contracts"), which may provide, among other things, that benefits or contractual payments shall vary, in whole or in part, so as to reflect the investment results of a separate account or accounts, or that benefits funded by a separate account shall be payable in fixed amounts and the Contract values shall be guaranteed by the Company as to principal amount, or that the performance of the separate account shall be guaranteed as to principal and a stated rate of interest;

Now, therefore, it is voted:

That pursuant to the provisions of Section 132F and Section 132G of Chapter 175 of the Massachusetts General Laws, the appropriate officers of the Company are hereby authorized to establish from time-to-time and to maintain one or more separate accounts (collectively, "Separate Accounts") independent and apart from the Company's general investment account for the purpose of providing for the issuance by the Company of such Contracts as may be determined from time-to-time;

That separate investment divisions ("Sub-Accounts") may be established within each Separate Account to which net payments may be allocated in accordance with the terms of the relevant Contracts, and that the appropriate officers of the Company be and hereby are authorized to increase or decrease the number of Sub-Accounts in a Separate Account, as may be deemed necessary or appropriate from time-to-time;

That in accordance with the terms of the relevant Contracts, the portion of the assets of each such Separate Account equal to the separate account reserves and other contract liabilities shall not be chargeable with liabilities arising out of any other business the Company may conduct;

That the income and gains and losses, whether or not realized, from assets allocated to a Separate Account shall be credited to or charged against such Separate Account without regard to other income, gains or losses of the Company or any other Separate Account, and that the income and gains and losses, whether or not realized, from assets allocated to each Sub-Account of a Separate Account shall be credited to or charged against such Sub-Account without regard to other income, gains or losses of the Company, any other Sub-Account or any other Separate Account;

That the appropriate officers of the Company are authorized to determine investment objectives and appropriate underwriting criteria, investment management policies and other requirements necessary or desirable for the operation and management of each of the Company's Separate Accounts and Sub-Accounts thereof; provided, however, that if a Separate Account is registered with the Securities and Exchange Commission as a unit investment trust, each such Sub-Account thereof shall invest only in the shares of a single investment company or a single series or portfolio of an investment company organized as a series fund pursuant to the Investment Company Act of 1940;

That the appropriate officers of the Company be and they hereby are authorized to deposit such amounts in a Separate Account and the Sub-Accounts thereof as may be necessary or appropriate to facilitate the commencement of operations;

That the appropriate officers of the Company be and they hereby are authorized to transfer funds from time-to-time between the Company's general account and the Separate Accounts as deemed necessary or


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appropriate and consistent with the terms of the relevant Contracts;

That the appropriate officers of the Company be and they hereby are authorized to change the name or designation of a Separate Account and Sub-Accounts thereof to such other names or designations as they may deem necessary or appropriate;

That the appropriate officers of the Company, with such assistance from the Company's auditors, legal counsel and independent consultants, or others as they may require, are hereby severally authorized to take all appropriate action, if in their discretion deemed necessary, to: (a) register the Separate Accounts under the Investment Company Act of 1940, as amended; (b) register the relevant Contracts in such amounts, which may be an indefinite amount, as the appropriate officers of the Company shall from time-to-time deem appropriate under the Securities Act of 1933; (c) to claim exemptions from registration of a Separate Accounts and/or the relevant Contracts, if appropriate; and (d) take all other actions which are necessary in connection with the offering of the Contracts for sale and the operation of the Separate Accounts in order to comply with the Investment Company Act of 1940, the Securities Exchange Act of 1934, the Securities Act of 1933, and other applicable federal laws, including the filing of any amendments to registration statements, any undertakings, any applications for exemptions from the Investment Company Act of 1940 or other applicable federal laws, and the filing of any documents necessary to claim or to maintain such exemptions, as the appropriate officers of the Company shall deem necessary or appropriate;

That the Secretary and Counsel is hereby appointed as agent for service under any such registration statement and is duly authorized to receive communications and notices from the Securities and Exchange Commission with respect thereto and to exercise the powers given to such agent in the rules and regulations of the Securities and Exchange Commission under the Securities Act of 1933, the Securities Exchange Act of 1934, or the Investment Company Act of 1940;

That the appropriate officers of the Company are hereby authorized to establish procedures under which the Company will institute procedures for providing voting rights for owners of such Contracts with respect to securities owned by the Separate Accounts;

That the appropriate officers of the Company are hereby authorized to execute such agreement or agreements as deemed necessary and appropriate (i) with Allmerica Investments, Inc., or other qualified entity under which Allmerica Investments, Inc., or other such entity, will be appointed principal underwriter and distributor for the Contracts, (ii) with one or more qualified banks or other qualified entities to provide administrative and/or custodial services in connection with the establishment and maintenance of the Separate Accounts and the design, issuance and administration of the Contracts;

That, since it is anticipated that the Separate Accounts will invest in securities, the appropriate officers of the Company are hereby authorized to execute such agreement or agreements as may be necessary or appropriate to enable such investments to be made;

That the appropriate officers of the Company, and each of them, are hereby authorized to execute and deliver all such documents and papers and to do or cause to be done all such acts and things as they may deem necessary or desirable to carry out the foregoing votes and the intent and purposes thereof.

                                      * * *



Attested to this 13th day of June, 1996.


                                             /s/ Abigail M. Armstrong
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                                             Abigail M. Armstrong